Exhibit 10.4

AMENDMENT ONE TO THE STATEMENT OF WORK FOR THE HOSTING OF ONLINE RENEWALS FOR LICENSE RENEWAL CENTER (LRC) & MYSYMANTEC.COM FOR NAM BETWEEN SYMANTEC CORPORATION AND RAINMAKER SYSTEMS, INC.

This Amendment One (“Amendment One”) is made to the Statement of Work for the Hosting of Online Renewals for License Renewal Center (LRC) & MySymantec.com for NAM with an effective date of November 1, 2009, by and between Symantec Corporation (“Symantec”) and Rainmaker Systems, Inc. (“Rainmaker”), as amended (“SOW”). Terms not otherwise defined in this Amendment One shall have the meaning as defined in the SOW. In the event of any conflict between the terms of this Amendment One and the SOW, the terms of this Amendment One shall govern.

WHEREAS, Symantec and Rainmaker entered into a Master Services Agreement dated June 29, 2006, as amended (the “Agreement”); and

WHEREAS, Symantec and Rainmaker entered into the SOW pursuant to the terms of the Agreement; and

WHEREAS, Symantec and Rainmaker desire to amend the SOW effective as of April 1, 2012 (“Amendment One Effective Date”).

NOW, THEREFORE, the parties hereby amend the SOW as follows:

1.    Commencement/Term/Territory. The new expiration date of the SOW shall be March 31, 2014.

2.    No Other Modifications. Except as modified by this Amendment One, the terms of the SOW remain in full force and effect.

* * * * * * * *

IN WITNESS WHEREOF, the parties have executed this Amendment One as of the Amendment One Effective Date above, and each party warrants that its respective signatory whose signature appears below is duly authorized by all necessary and appropriate corporate action to execute this Amendment One on behalf of such party.

RAINMAKER SYSTEMS, INC.:		SYMANTEC CORPORATION:

By:	/s/ TIMOTHY BURNS	By:	/s/ HENRI ISENBERG

Name:	Timothy Burns	Name:	Henri Isenberg

Title:	CFO	Title:	Vice President

Date:	3/12/2012	Date:	3/9/2012